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                SUBLANDLORD'S CONSENT TO ASSIGNMENT OF SUBLEASE

          BANQUE PARIBAS, a French banking corporation, having an office at 787 Seventh Avenue, New York, New York ("Sublandlord") hereby consents to the Subleasehold Assignment Agreement (the "Assignment") dated as of February 20, 1997 by ADOBE SYSTEMS INCORPORATED, a California corporation duly authorized to conduct business in New York State, having an office at 345 Park Avenue, San Jose, California 95110 ("Assignor") to SILICON VALLEY INTERNET PARTNERS, a California corporation duly authorized to conduct business in the State of New York, having an address at 950 Tower Lane, Foster City, California 94404 ("Assignee") pertaining to the assignment of the sublease dated as of July 27, 1993 (the "Sublease") between Credit Du Nord (predecessor-in-interest to Sublandlord), as sublessor, and Assignor, as subtenant, for a portion of the thirty-fifth (35) floor (the "Sublet Space") in the building known as 520 Madison Avenue, New York, New York (the "Building"), which Sublease is subject and subordinate to that certain lease now between 520 MADISON VENTURE (successor-in-interest to Tishman Speyer 520 Venture) ("Landlord") and Sublandlord (successor-in-interest to Credit Du Nord) dated as of November 30, 1981 (which lease, as the same was amended by letter agreements dated November 30, 1981, December 4, 1981 and January 27, 1983, is hereinafter called the "Lease"), such consent being subject to and upon the following terms and conditions, to each of which Assignor and Assignee consents and agrees to be bound:

     1. Sublandlord hereby consents to the unconditional assignment of all of Assignor's right, title and interest as subtenant under the Sublease effective as of the date (the "Effective Date") which is the latest of (i) the date of full execution and unconditional delivery of this Agreement by the parties hereto, (ii) the effective date set forth in the Assignment, and (iii) the receipt of Landlord's consent to the Assignment as required under the Lease.

     2. The Assignment (and all amendments and modifications thereof) shall continue to be subject and subordinate at all times to all of the covenants, agreements, terms, provisions and conditions of the Sublease, the Lease, the Consent to Sublet dated November 4, 1993 between Landlord, Sublandlord and Assignor, this Agreement and the consent agreement of Landlord executed by the parties in connection with the Assignment ("Landlord's Consent"). Neither Assignor nor Assignee shall do or permit anything to be done in connection with the Sublease or the Assignee's occupancy of the Sublet Space which will violate the Lease or the Sublease.

     3. Assignee will not, without the prior written consent of Sublandlord in each instance, assign the Sublease or this Agreement or sublet the Sublet Space or any part thereof. This Agreement shall not be construed as a consent by Sublandlord to, or as permitting, any other or further licensing, subletting or assignment by Assignor or Assignee or any amendment of the Assignment.

     4. Sublandlord is not a party to the Assignment and is not bound by its provisions; however, any modification or amendment to the Assignment without the prior written consent of Sublandlord in each instance shall be deemed a material default under the Sublease. Nothing contained herein shall be construed as a consent



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to, or approval or ratification by Sublandlord of, any of the particular provisions of the Assignment or as a representation or warranty by Sublandlord. Sublandlord shall not be bound or estopped in any way by the provisions of this Agreement.

     5. Assignee will use the Sublet Space for the purposes set forth in the Lease and the Sublease and for no other purposes. No alterations, additions (including those affecting electric power) or physical changes will be made in the Sublet Space or any part thereof without the prior written consent of Landlord and Sublandlord in each instance, on the terms and subject to the conditions set forth in the Sublease.

     6. Assignor hereby represents and warrants to Sublandlord that Assignor has not at any time heretofore permitted or suffered any act, deed, matter or thing whatsoever whereby the Sublet Space, or any part thereof, has been in any way impeached, charged, affected or encumbered, and that the Sublet Space will not be so encumbered on the Effective Date.

     7. Assignor and Assignee agree that they shall pay any brokerage commissions payable in connection with the Assignment, and Sublandlord shall have no responsibility with respect thereto. Assignor and Assignee, jointly and severally, agree to indemnify and hold harmless Sublandlord from and against any claims for any such brokerage commissions and all costs, expenses and liabilities in connection therewith, including without limitation, attorneys' fees and expenses. Nothing contained in this Section 7 shall limit the respective rights or obligations of Assignor and Assignee to or against each other under the Assignment.

     8. Assignee assumes jointly and severally with Assignor the due performance of the Sublease on the part of the subtenant thereunder to be performed to the full end of the term of the Sublease, notwithstanding any other or further assignment. Assignee and Assignor jointly and severally indemnify Sublandlord against and hold it harmless from any and all losses, costs, expenses, claims and liabilities, including, but not limited to, reasonable counsel fees for which Sublandlord may be liable or claimed to be liable under Articles 13 or 14 of Landlord's Consent. Nothing in this paragraph shall be deemed to limit any of the rights Assignor and Assignee may have against each other, including, but not limited to, the right to seek contribution from each other.

     9. Assignor shall reimburse Sublandlord on demand for any reasonable out-of-pocket costs that may be incurred by Sublandlord in connection with the consummation of the Assignment and the delivery of Landlord's and Sublandlord's consent thereto, including, without limitation, the costs of making investigations as to the acceptability of Assignee, and legal costs incurred in connection with the granting of any requested consent.

     10. If any provisions of this Agreement shall be at variance with the provisions of the Sublease or the Assignment, the provisions of this Agreement shall prevail. This Consent shall not be changed orally but only by an agreement in writing signed by the party against whom enforcement of such change is sought.

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     11. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the 6th day of March, 1997.

                                                ADOBE SYSTEMS INCORPORATED,

Witness:                                        Assignor

/s/ Signature Illegible                         By: /s/ Angelo A. Garcia

                                                Name: ANGELO A. GARCIA
                                                Title: VP REAL ESTATE

                                                SILICON VALLEY INTERNET
                                                PARTNERS, Assignee

Witness:

/s/ Signature Illegible                         By: Robert L. Gett
                                                Name: Robert L. Gett
                                                Title: CEO

Witness:                                        BANQUE PARIBAS, Sublandlord

____________________________                    By: /s/ Signature Illegible

                                                By: /s/ Signature Illegible


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